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                                                               EXHIBIT NO. 99.7

                    SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
[GRAPHIC OMITTED]   Please make checks payable to Sun Life Assurance Company of
                    Canada (U.S.).
                    Send the Application and check to Sun Life of Canada (U.S.),
                    Retirement Products and Services, 1 Copley Place, Suite 200,
                    Boston, MA  02116

VARIABLE ANNUITY APPLICATION
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1.  Owner______________________________________________________________________
             FIRST             MIDDLE                                   LAST

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2.  Address   _________________________________  3.  Owner's Soc. Sec. No.
                         STREET
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     CITY                            STATE                                  ZIP
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4.  Owner's Sex:    M    F          5. Date of Birth      Mo.    Day     Year
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6.  Annuitant
      same as Owner, or:_____________________________________________________
                         FIRST         MIDDLE                         LAST

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7.  Annuitant's Address _________________________  8. Annuitant's Soc. Sec. No.
                                 STREET
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      CITY                         STATE                                  ZIP
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9.  Annuitant's Sex:    M    F       10. Date of Birth     Mo.   Day       Year
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11. Co-Annuitant ____________________________  12. Date of Birth______________
                   FIRST      MIDDLE    LAST                    MONTH/DAY/YEAR

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13. Co-Annuitant's Address____________________  14. Co-Annuitant's Soc. Sec. No.
                              STREET
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       CITY                       STATE                                  ZIP
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14. Beneficiary_______________________________   _____________________________
                   FIRST      MIDDLE     LAST       RELATIONSHIP TO ANNUITANT

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15. IRS TAX QUALIFIED PLAN SELECTION
      401(k)          Self-Employed        403(b)    Other_____________________
   Corporate           SEP/IRA         IRA Rollover ___________________________
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16. Purchase Payment Allocation (Whole %, must total 100%)

    _____% Money Market Series (MMS) 0         ___% World Governments Series (WGS) 4
    _____% High Yield Series (HYS) 1           ___% Managed Sectors Series (MSS) 5
    _____% Capital Appreciation Series (CAS) 2 ___% Total Return Series (TRS) 6
    _____% Fixed Account (SGA) 3               ___% Government Securities Series (GSS) 7

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17.  PURCHASE  PAYMENTS  Initial  purchase  payment of  $__________  is attached
(payments must total at least $300 in the first year). Subsequent payments may be $25.00 or more. Please check for information on Bank Draft for future purchase payments.
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18. Special Instructions (Annuity Options, etc.)
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19. Annuity Commencement Date     Year            The first day of      Month
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20. Will this contract  replace or change any existing life insurance or annuity in this or any other company? Yes No If yes, please explain under Special Instructions and request replacement information from your agent.
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    I hereby  represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this application shall be a part of any Contract issued by the Company. ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A VARIABLE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. I acknowledge receipt of a current prospectus and MFS/Sun Life Series Trust prospectus.
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PRINT AGENT'S NAME AND PHONE NUMBER                              DATE
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AGENT'S SIGNATURE         SIGNED AT               CITY              STATE
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OWNER'S SIGNATURE ANNUITANT'S/CO-ANNUITANT'S SIGNATURE (IF DIFFERENT THAN OWNER)

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Agent:  Will this  contract  replace or change any  existing  life  insurance or
annuity in this or any other company?        Yes        No
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If    yes,    please    explain    under    Special    Instructions.     General
Agent/Dealer__________________________________________________________________
Branch                                                           Office
Address_______________________________________________________________________
STREET CITY STATE ZIP

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ASSET  ALLOCATION  PROGRAM The owner  authorizes  automatic  exchanges among the variable subaccounts until the owner specifically revokes the authorization. The automatic exchanges are made quarterly based on the recommendations of the MFS Asset Allocation Committee.

The undersigned hereby authorizes you to effect exchanges among the Compass-3 NY subaccounts consistent with the asset allocation recommendation as existing from time to time, without the requirement of any further authorizations or instructions. It is understood that authorization shall continue until a written, signed revocation is received by Sun Life (U.S.) at its annuity service mailing address.

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(Owner's Signature)
Note:  Sign here ONLY if you are  enrolling in the Asset  Allocation Program

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SYSTEMATIC  WITHDRAWAL PROGRAM The owner determines who receives the income, the amount of income, and the frequency: monthly, quarterly, semiannually, or annually. Withdrawals under this program may be fully or partially includable in income and may be subject to a 10% federal penalty tax prior to age 591/2. All withdrawals are subject to any applicable qualified retirement plan provisions.

A $10,000 minimum account value is required to begin the Program (This is not for annuitization; if you wish to annuitize please see Sections 18 and 19 of the Application).
Frequency:     Monthly              Quarterly          Semiannually    Annually
Withdraw:    $________ and send to _________ owner; or _______ designated payee
Check one:          Please withhold

                    Please do not withhold federal income tax from each payment If designated payee, please complete the following:
NAME____________________________________  SS#/TAX ID# (of recipient)__________
ADDRESS________________________________________________________________________
CITY__________________________________  STATE_______________  ZIP_____________

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DOLLAR-COST AVERAGING PROGRAM The owner invests a minimum of $5,000 in the Money
Market Series subaccount. Every month or quarter a level amount is automatically transferred, at no cost, into one or more of the other subaccounts of the owner's choice, up to a maximum of four. The balance in the Money Market Series sub-account continues earning money market rates. The program continues until the Money Market Series sub-account balance falls below the transfer amount or the owner stops the program. (Exchanges into the Fixed Account are not included.)

A $5,000 minimum balance is required to begin the program.
Frequency:          Monthly                     Quarterly

Transfers will be made on the second Wednesday of the month. Please indicate the subaccount(s) you have selected and the amount to be transferred ($100 minimum) to each.

      Subaccount     Transfer amount           Subaccount       Transfer amount
 1.  __________      $_______________    3.  ____________      $_______________
 2.  __________      $_______________    4.  ____________      $_______________

I have read the explanation of the Dollar Cost Averaging Program and I authorize Sun Life (U.S.) to transfer amounts from the Money Market Series subaccount to the other subaccounts. I understand that these transfers will continue until the value of the Money Market Series subaccount falls below the total monthly or quarterly transfer amount or until I terminate the program.